SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Kubient, Inc.
(Name of Registrant as Specified In Its Charter)
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228 PARK AVENUE SOUTH, SUITE 72602
NEW YORK, NEW YORK 10003-1502
(800) 409-9456
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 30, 2021
To the Stockholders of
Kubient, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Meeting”) of Kubient, Inc. (the “Company”) will be held on Wednesday, June 30, 2021 at 2:00 p.m.. Eastern Time, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/KBNT2021. A list of stockholders entitled to vote at the Meeting will be available for inspection during the ten days prior to the Meeting at www.proxyvote.com, as well as during the Meeting at www.virtualshareholdermeeting.com/KBNT2021.
The Meeting will be held for the following purposes:
(1)	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	To approve the Kubient, Inc. 2021 Equity Incentive Plan, as described in the accompanying proxy statement and set forth in Appendix A thereto;
(3)	To ratify the appointment of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)	To transact such other business as may properly come before the Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
In accordance with Securities and Exchange Commission rules that allow us to furnish our Proxy Materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.
As stated above, we have adopted a virtual format for the Meeting. In order to virtually attend the Meeting, you must register at www.virtualshareholdermeeting.com/KBNT2021. You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet.
Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet. You may revoke your proxy at any time before it is exercised.
You will find instructions on how to vote on page 3. Most stockholders vote by proxy and do not attend the Meeting in person via the Internet. However, as long as you were a stockholder at the close of business on May 12, 2021, you have the right to vote on the proposals being presented at the Meeting, such that you are invited to virtually attend the Meeting, or to send a representative.
By Order of the Board of Directors

/s/ Paul Roberts

Paul Roberts
Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman
New York, New York
May 21, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 30, 2021: This Proxy Statement is available on the Internet at www.proxyvote.com. On this site, you will be able to access our 2021 Proxy Statement and our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

KUBIENT, INC.
228 PARK AVENUE SOUTH, SUITE 72602
NEW YORK, NEW YORK 10003-1502

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be Held June 30, 2021
The enclosed proxy is being solicited on behalf of the board of directors of Kubient, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, June 30, 2021 at 2:00 p.m. Eastern Time, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/KBNT2021, or at such other time and place to which the Meeting may be adjourned. A list of stockholders entitled to vote at the Meeting will be available for inspection during the ten days prior to the Meeting at www.proxyvote.com, as well as during the Meeting. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record entitled to vote at the Meeting on or about May 21, 2021.
Execution and return of the enclosed proxy will not affect a stockholder’s right to attend the Meeting and to vote in person at the virtual Meeting. Any stockholder executing a proxy retains the right to revoke such proxy at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. If you virtually attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the approval of each of the other proposals described in this Proxy Statement, and in accordance with their best judgment on all other matters that may properly come before the Meeting. The enclosed form of proxy card provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.
RECORD DATE AND VOTING SECURITIES
Only stockholders of record at the close of business on May 12, 2021, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. On the record date of May 12, 2021, the Company had 13,982,471 outstanding shares of its common stock, $0.00001 par value (the “common stock”) held of record by 39 holders.
QUORUM AND VOTING
The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding is necessary to constitute a quorum. Holders of common stock are entitled to one vote for each share of common stock held on each matter to be voted on at the Meeting including the election of directors. All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.
Assuming the presence of a quorum, the following paragraphs describe the vote required by the stockholders of record to approve each of the proposals set forth in this Proxy Statement.
•
Proposal One. The seven nominees receiving the greatest number of votes of the shares of common stock outstanding present in person or represented by proxy at the Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of common stock outstanding entitled to be voted at the Meeting.

•
Proposal Two. The affirmative vote of the holders of a majority of the shares of common stock outstanding entitled to vote at the Meeting and present in person or by proxy, is required for the approval of the Kubient, Inc. 2021 Equity Incentive Plan.

•
Proposal Three. The affirmative vote of the holders of a majority of the shares of common stock outstanding entitled to vote at the Meeting and present in person or by proxy, is required for the ratification of the appointment of Marcum, LLP as our independent registered public accounting firm.

The board of directors recommends a vote “FOR” each of proposals set forth in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Why am I receiving these materials?
The Company has made these materials available to you on the Internet in connection with the Company’s solicitation of proxies for use at the Meeting, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about May 21, 2021. This proxy statement gives you information on how to vote your proxy, and the proposals to be presented at the Meeting so that you can make an informed decision.
In this Proxy Statement, we refer to Kubient, Inc. as the “Company,” “we,” “us” or “our.”
What is included in these materials?
These materials (the “Proxy Materials”) include:
•	This Proxy Statement for the Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2021 (the “Annual Report”).
If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Meeting.
How can I get access to the Proxy Materials?
We are pleased to take advantage of SEC rules that allow us to furnish our Proxy Materials, including, over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com.
How do I participate in the Meeting?
A: This year’s Annual Meeting will be accessible through the Internet. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic. You are entitled to participate in the Meeting if you were a stockholder as of the close of business on May 12, 2021, the record date, or hold a valid proxy for the meeting.
On the day of the Meeting, stockholders may begin to log in to the virtual-only Meeting 15 minutes prior to the Meeting at www.virtualshareholdermeeting.com/KBNT2021. The Meeting will begin promptly at 2:00 p.m. Eastern Time.
Our virtual Meeting will allow stockholders to submit questions before and during the Meeting. During a designated question and answer period at the Meeting, we will respond to appropriate questions submitted by stockholders.

What items of business will be voted on at the Meeting?
The items of business scheduled to be voted on at the Meeting are:
(1)	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	To approve the Kubient, Inc. 2021 Equity Incentive Plan, as described in the accompanying proxy statement and set forth in Appendix A thereto;
(3)	To ratify the appointment of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)	To transact such other business as may properly come before the Meeting or any adjournments thereof.
How does the board of directors recommend that I vote?
The board of directors recommends a vote “FOR” each of proposals set forth in this Proxy Statement.
Who can vote at the Meeting?
Stockholders who owned shares of our common stock on May 12, 2021 (the “Record Date”) may attend and vote at the Meeting.
How many votes am I entitled to per share?
Each share of common stock entitles the holder thereof to one vote on each proposal at the Meeting.
There were 13,982,471 shares of common stock outstanding on the Record Date. There are no cumulative voting rights. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information — Security Ownership of Certain Beneficial Owners and Management”.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name through VStock Transfer, LLC, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.
How do I vote if shares are registered in my name (as a stockholder of record)?
By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided.
By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.
By Attending the 2021 Annual Meeting on the Internet: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.
The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.
How do I vote if my shares are held in “street name?”
You should give instructions to your broker on how to vote your shares.
If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 3) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.
What is the proxy card?
The proxy card enables you to appoint Paul Roberts, our Interim Chief Executive Officer and Chairman of the Board, and Joshua Weiss, our Chief Financial Officer, as your representatives at the Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting, it is strongly recommended you complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to their best judgment to the extent permissible by applicable law.
Can I revoke my proxy or change my vote after I have voted?
If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:
•	By delivering a written notice of revocation to the Secretary of the Company;
•	By executing and delivering another proxy that bears a later date;
•	By voting by telephone at a later time;
•	By voting over the Internet at a later time; or
•	By voting in person at the meeting on the Internet.
If your shares are held in street name, you must contact your broker to revoke your proxy.
How are votes counted?
In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum was present for the Meeting.
What are my options when voting for directors (Proposal 1)?
When voting to elect directors, you have three options:
•	Vote FOR a nominee;
•	Vote AGAINST a nominee; or
•	ABSTAIN from voting on a nominee.
In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.
Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

What are my options when voting on any other proposals (Proposals 2, 3 and if applicable, 4)?
When voting on any other proposal, you have three options:
•	Vote FOR a given proposal;
•	Vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.
Each of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2, 3 or 4, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.
Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on either of Proposals 2, 3 or 4.
How will my shares be voted if I sign and return my proxy card with no votes marked?
If you sign and return your proxy card with no votes marked, your shares will be voted “FOR” each of proposals set forth in this Proxy Statement.
How are proxies solicited and what is the cost?
The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Meeting?
We will announce voting results at the Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Meeting.
Do I have any appraisal rights?
None of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the proposals at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
Are there any other matters to be handled at the Meeting?
We are not currently aware of any business to be acted upon at the Meeting other than the proposals discussed in this Proxy Statement. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting or at any adjournment(s) or postponement(s) of the Meeting. If other matters do properly come before the Meeting, or at any adjournment(s) or postponement(s) of the Meeting, shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.
Who can help answer my questions?
You can contact our Chief Financial Officer, Joshua Weiss, at finance@kubient.com or by sending a letter to Mr. Weiss at the Company’s headquarters at Kubient, Inc. 228 Park Avenue South, Suite 72602, New York, New York 10003-1502, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL ONE
ELECTION OF DIRECTORS
The Company’s board of directors for the ensuing year will consist of seven (7) directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated their willingness to serve as a member of the board of directors, if elected. However, in the event any nominee shall become unavailable for election to the board of directors for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the board of directors shall designate.
The following slate of seven nominees has been nominated by the board of directors:
Name of Nominee	Age	Position(s)	Director Since
Paul Roberts	44	Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman	2017
Jonathan Bond(2)(4)*	63	Director	†
Peter A. Bordes	58	Director	2019
Grainne Coen(1)(3)(4)*	48	Director	2019
Elisabeth H. DeMarse(1)(2)(3)(4)*	67	Director	2020
Lawrence Harris(2)(4)*	58	Director	†
Jeannie Mun(1)(3)(4)*	44	Director	2020
*	Independent Director as defined by Nasdaq Rule 5605(a)(2).
†	Director Nominee.
(1)	Member of the Audit Committee.
(2)	Member of the Business Development and Marketing Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Governance Committee
Paul Roberts has served as Chief Strategy Officer, President and Chairman since May 15, 2019, prior to which he acted as our Chief Executive Officer and Chairman since May 2017, overseeing the development and commercialization of our Company. On October 31, 2020, the board of directors appointed Mr. Roberts as Interim Chief Executive Officer of the Company. From August 2012 to February 2018, Mr. Roberts was the Chief Executive Officer of CenterPoint Media LLC, an online marketing company that helped brands engage with their customers over lifestyle blogs. Mr. Roberts has over 15 years of experience in digital media, holding positions at Logical Media, TanzAct Media, Yahoo!, Hotjobs and Attain Media. Mr. Roberts is experienced in building and growing companies in the technology and advertising industries, with particular expertise in sales, marketing strategy, brand development and customer engagement. Mr. Roberts attended Long Island University.
Jonathan Bond has agreed to serve as a member of our board of directors. Mr. Bond is one of the advertising and marketing industry’s most recognized thought leaders and entrepreneurs, with over 35 years of experience. He previously was the Co-Founder and Chief Executive Officer of Kirshenbaum Bond Senecal & Partners LLC (“KBP”). Prior to KBP, Mr. Bond served as the Chief Executive Officer of Big Fuel (now part of Publicis), one of the world’s largest social media agencies that serves blue chip clients. He helped establish iballs, one of the first online media agencies, which sold to Microsoft in the early 2000s. He also co-founded Media Kitchen and Varick under the KBP umbrella. From 2015 to December 2016, Mr. Bond was the founder of Tomorro LLC, an innovation consultancy. From January 2017 to June 2018, Mr. Bond was the Co-Chairman at The Shipyard, a full-service advertising agency focused on data science, which acquired Tomorro LLC. From June 2017 to June 2020, Mr. Bond was the Chairman and director of SITO Mobile, Ltd. He is currently fractional CMO/partner of Blue Bear Protection, Lacure and Halo Collar and a member of the board of directors of Sonobi, Inc. Mr. Bond has had investments and/or board roles at White Ops, Compound (formerly known as Metamorphic Ventures), TZP Group, Victors and Spoils (now part of Havas), Simplifi, Appinions, Data Xu, BlackBook magazine and Klout. Mr. Bond received a Bachelor of Arts from Washington University (St. Louis).

Peter Anthony Bordes, Jr. has been a member of our board of directors since May 15, 2019 and served as the Company’s Chief Executive Officer from May 15, 2019 until October 31, 2020. From February 2021 to the present, Mr. Bordes has been employed as the Executive Chairman and Chief Executive Officer of Trajectory Alpha Acquisition Corp. (NYSE:TCOA.U), a Special Purpose Acquisition Company, or blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or companies. Prior to joining the Company, from January 2011 to June 2019, Mr. Bordes acted as the Founder and Chief Executive Officer of OneQube, Inc., a digital Audience Management Platform, which enables its customers to develop, manage and market to custom digital audiences. Mr. Bordes continues to serve as Chairman of the Board of OneQube, Inc. From June 2004 to August 2011, Mr. Bordes was a Co-Founder and Chief Executive Officer of MediaTrust, a real-time performance marketing advertising exchange for direct response marketing. From November 2018 to June 2019, Mr. Bordes acted as the Chairman and Co-Founder of MainBloq, a cloud-based modular Full Stack Execution Management platform for trading digital currencies and investing in digital assets. From January 2017 to June 2019, Mr. Bordes worked as the Co-Founder and Director of TruVest a sustainable affordable housing, real estate investment, development and technology company. Mr. Bordes’ current board service includes seats on the board of directors of Beasley Broadcast Group (NASDAQ: BBGI), Brooklyn School of Music, New England College, Fraud.net, Hoo.be, Ocearch and RevTrax. Mr. Bordes holds a Bachelor of Arts from New England College.
Grainne Coen has been a member of our board of directors since October 2, 2019. In January 2019, Ms. Coen founded Elevation Investment Partners, LLC, a diversified investment group that operates in multiple industries both as strategic consultants and early stage investors. Since June 2015, Ms. Coen has also served as Co-Founder of AREA4, an experiential marketing agency. From August 2001 to December 2015, she was a Principal at Columbia Partners, a hedge fund engaged in the research and investment of public companies. Ms. Coen holds a Bachelor of Science from London Guildhall University.
Elisabeth H. DeMarse has been a member of our board of directors since January 7, 2020. From February 2021 to the present, Ms. DeMarse has been employed as the Executive Chairman and Chief Executive Officer of Trajectory Alpha Acquisition Corp. (NYSE:TCOA.U), a Special Purpose Acquisition Company, or blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or companies. From 2012 to March 2016, Ms. DeMarse served as the President and Chief Executive Officer and chair of the board of directors of TheStreet, Inc. Ms. DeMarse diversified The Street, Inc. from a B2C ad supported retail stock picking business to B2B global M&A, data and news businesses. Ms. DeMarse spent 10 years as the Chief Marketing Officer for Bloomberg LP working directly for the founder, Michael Bloomberg. She is currently a member of the board of directors and a chair of the audit committee of Clever Leaves Holdings Inc. (NASDAQ: CLVR). Ms. DeMarse previously served as a member of the boards of directors of AppNexus, CreditCards.com, ZipRealty (ZIPR), InsWeb Corp (INSW), Internet Patents Corporation (INTP), Edgar-Online (EDGR), Heska Corporation (HSKA), Incredimail (MAIL), Stockgroup (SWB), LiveDeal (LIVE), YP.com (YP), Nedsense (NEDSE), All Star Directories and ProNoun. She is also a member of The Committee of 200.Ms. DeMarse holds a Bachelor of Arts from Wellesley College, and a Master of Business Administration from Harvard University.
Lawrence Harris has agreed to serve as a member of our board of directors. As the Founder and Chief Executive Officer of Alpha Precision Media, an adtech company that leverages Amazon’s data and technology to build brand value and turbocharge sales that was founded in August 2020, Mr. Harris is seeking to cement his place as a global leader in the advertising technology industry. From September 2019 to the present, Mr. Harris has also acted as the Managing Partner of Glarris Consulting LLC, which provides strategic advisory services to companies, organizations and startups. From October 2016 to December 2019, Mr. Harris served as the Chief Executive Officer of Sightly, a performance video advertising firm. Prior to that time, from July 2007 to June 2010, Mr. Harris was the co-founder and Chief Executive Officer of Ansible Mobile, an Interpublic Group mobile marketing company. From March 2015 to June 2016, he was the Chief Strategy Officer at Kiosked, a publisher of digital advertising, and from February 2012 to November 2014, he was the Chief Marketing Officer of PubMatic, Inc. (NASDAQ:PUBM), an advertising technology company. He has also served as an advisor to a number of companies in the advertising technology industry, including SafeGuard Privacy, Qntfy, Reset Digital, and Thunder11. Mr. Harris holds a Bachelor of Arts from Harvard University.
Jeannie Mun has been a member of our board of directors since January 7, 2020. From October 2020 to the present, Ms. Mun has served as the Chief Financial Officer of OwnBackup, Ltd., a cloud software data protection platform. In addition, from January 2016 to the present, Ms. Mun has been employed as a consultant for JMM Capital, LLC, a CFO advisory firm. From March 2015 to September 2015, she was the Chief Financial Officer of Oyster Books, a predecessor to the Google Books service. From February 2009 to February 2015, Ms. Mun was the Chief Financial Officer of MediaMath, Inc., a programmatic marketing technology provider. From May 2007 to January 2009, she was employed as a Vice President of Finance and Strategy at SintecMedia Ltd. d/b/a Operative, a media technology company. Ms. Mun holds a Bachelor of Arts from the University of California Los Angeles, and a Master of Business Administration from Harvard University.
Involvement in Certain Legal Proceedings
To our knowledge, none of our current directors or executive officers has, during the past ten years:
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Party Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.
Stockholder Approval
The affirmative vote of a plurality of the 13,982,471 shares of common stock outstanding present in person or by proxy at the Meeting is required for the election of each of the nominees for director.
The board of directors recommends a vote “FOR” the election of such nominees.

CORPORATE GOVERNANCE
Executive Officers
Our executive officers are elected annually by our board of directors and hold office until their successors are elected and duly qualified. The following table sets forth information about our executive officers as of May 20, 2021.
Name	Age	Position(s)
Paul Roberts	44	Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman
Joshua Weiss	37	Chief Financial Officer
Pavel Medvedev	45	Chief Technology Officer
Leon Zemel	50	Chief Product Officer
Mr. Roberts’ biographical information is set forth above.
Joshua Weiss has served as our Chief Financial Officer since December 23, 2019. From October 2016 to June 2019, Mr. Weiss was employed as a Vice President, Finance at Cambridge Information Group, a family office specializing in education and education technology. From October 2011 to October 2016, Mr. Weiss held various positions at an international accounting firm, including Senior Audit Manager, specializing in the firm’s SEC and Transaction Advisory groups. From August 2005 to October 2011, Mr. Weiss held various positions at a different international accounting firm, including Audit Manager, specializing in Real Estate and Hospitality. Mr. Weiss holds a Bachelor of Science degree in Accounting from Yeshiva University and is a licensed Certified Public Accountant in the State of New York.
Pavel Medvedev has served as our Chief Technology Officer since April 2018, and has lived and worked at the intersection of media, advertising and technology for over two decades. From December 2017 to April 2018, he was employed as a Senior Vice President-Programmatic at DoubleVerify, a digital marketing agency. From January 2017 to September 2017, he was a Programmatic Consultant at LiveIntent, Inc., a digital marketing and advertising agency. From March 2013 to August 2017, he was a Director of Client Solutions for IPONWEB, a British digital advertising software firm. Prior to his career digital advertising, he held positions in e-commerce and software development, including five years as the Chief Technology Officer for Diligent Board Member Services, Inc., a board of director software management developer, where he managed technology teams for Fortune 500 companies. Mr. Medvedev holds a Master of Science from Moscow Institute of Electronics and Mathematics.
Leon Zemel has served as our Chief Product Officer since April 12, 2021, and has worked in the area of data analytics, programmatic advertising, and digital strategy for over 20 years. From March 2020 to March 2021, he was the Senior Vice President of Programmatic and Platform Product at DoubleVerify, Inc. (NYSE:DV), a digital advertising marketplace. From July 2017 to March 2020, he was a General Manager of Intelligence Products at MediaMath, an advertising technology company focused on brands and agencies. From August 2016 to June 2018, Mr. Zemel was a member of the adjunct faculty of Columbia University, lecturing on Applied Analytics for the school’s Master of Science program. From June 2015 to June 2017, he was the Senior Vice President of Data and Audience at Sharecare, Inc. (NASDAQ:SHCR), a digital health company. From November 2004 to May 2015, Mr. Zemel served in various roles at x+1, which was acquired by Rocket Fuel, Inc. (NASDAQ:FUEL), a programmatic media-buying platform, eventually becoming the company’s Chief Analytics Officer in April of 2009. Mr. Zemel holds a Bachelor of Arts from Yeshiva University and a Master of Business Administration from Columbia University.
Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring board of directors approval. It also holds special meetings as required from time to time when important matters arise requiring board of directors action between scheduled meetings. The board of directors or its authorized committees met 13 times during the 2020 fiscal year. During fiscal year 2020, each director participated in at least 75% or more of the aggregate of (1) the total number of meetings of the board of directors (held during the period for which he was a director), and (2) the total number of meetings of all committees of the board of directors on which he served (during the period that he served).
Family Relationships
There are no family relationships among any of our executive officers or directors.

Corporate Governance Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit our Company and our stockholders.
In this section, we describe the roles and responsibilities of our board of directors and its committees and describe our corporate governance policies, procedures and related-documents. The charters of the audit, nominating and corporate governance, and compensation committees of our board of directors, our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be accessed electronically under the “Governance” link on the Investor Relations page of our website at https://www.Kubient.com. We will also provide a copy of the audit and compensation committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics without charge upon written request sent to our Investor Relations department at Attn: Investor Relations, Kubient, Inc., c/o Joshua Weiss, 228 Park Avenue South, Suite 72602, New York, New York 10003-1502. The inclusion of our website address in this section does not include or incorporate by reference the information on our website into this report.
Board Composition and Leadership Structure
Paul Roberts serves as our Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman. Although the roles of Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman of our board of directors are currently performed by the same person, we do not have a policy regarding the separation of these roles, as our board of directors believes that it is in the best interests of the Company and our stockholders to make that determination from time to time based upon the position and direction of the Company and the membership of our board of directors.
Our board of directors has determined that our leadership structure is appropriate for the Company and our stockholders as it helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our board of directors believes that a combined role of Chief Strategy Officer, President and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of our technology and industry (as is the case with our Interim Chief Executive Officer, Chief Strategy Officer and President, Paul Roberts).
Director Independence
Applicable rules of The Nasdaq Capital Market (“Nasdaq”) require a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent (5%) of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that four of the seven proposed directors, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our board of directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.
Each of Jonathan Bond, Grainne Coen, Elisabeth H. DeMarse, Lawrence Harris, and Jeannie Mun would be considered “independent” members of our board of directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2).
Board’s Role in Risk Oversight and Management
Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a business development and marketing committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. In addition, appropriate committees of the board of directors receive reports from senior management within the organization in order to enable the board of directors to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board of directors meeting. This enables the board of directors and its committees to coordinate the risk oversight role.
Audit Committee
As proposed, the members of our audit committee would be Grainne Coen, Elisabeth DeMarse, and Jeannie Mun. Ms. Coen would continue to chair the audit committee. After reviewing the qualifications of the proposed members of the audit committee, and any relationships they may have with us that might affect their independence, the board of directors has determined that all current audit committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, all current audit committee members are “independent” as that concept is defined in the applicable rules of The Nasdaq Stock Market, LLC, all current audit committee members are financially literate, and both Ms. Coen and Ms. Mun qualify as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. Our audit committee met four times during 2020. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include, among other things:
•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Business Development and Marketing Committee
As proposed, the members of our business development and marketing committee would be Jonathan Bond, Elisabeth DeMarse, and Lawrence Harris. Mr. Bond would chair the business development and marketing committee. Our business development and marketing committee met four times during 2020. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. This committee’s responsibilities include, among other things:
•	identifying and creating plans to fulfill relevant short and long-term goals from the Company’s strategic plan;
•	maintaining the integrity and increasing the awareness of the Kubient brand;
•	recommending an annual marketing budget;
•	developing and implementing a comprehensive marketing and communications strategy;
•	working with the executive team on short and long-term marketing needs;
•	setting priorities for marketing efforts;
•	assisting with the continued development of the Company’s website and ensuring relevant and current content;
•	determining and engaging audience through various media channels; and
•	identifying collaborative opportunities with businesses and organizations on new and existing events.

Compensation Committee
As proposed, the members of our compensation committee would be Grainne Coen, Elisabeth DeMarse, and Jeannie Mun. Ms. Mun would continue to chair the compensation committee. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Our compensation committee met four times during 2020. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. Specific responsibilities of our compensation committee include, among other things:
•	reviewing and recommending corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;
•	making recommendations to our board of directors with respect to, the compensation level of our executive officers;
•	reviewing and recommending to our board of directors employment agreements and significant arrangements or transactions with executive officers;
•	reviewing and recommending to our board of directors with respect to director compensation; and
•	overseeing and administering our equity-based incentive plan or plans.
With respect to director compensation, our compensation committee is responsible for reviewing the compensation paid to members of the board and recommending modifications to board compensation that the compensation committee determines are appropriate and advisable to the board for its approval from time to time. In this regard, the compensation committee may request that management report to the compensation committee periodically on the status of the board’s compensation in relation to other similarly situated companies.
In determining compensation for our executive officers, the compensation committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The compensation committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend compensation committee meetings, as requested by the compensation committee. None of our executive officers, including our Chief Executive Officer, will attend any portion of the compensation committee meetings during which the executive officer’s compensation is established and approved.

Nominating and Corporate Governance Committee
As proposed, the members of our nominating and corporate governance committee would be Jonathan Bond, Grainne Coen, Elisabeth DeMarse, Lawrence Harris, and Jeannie Mun. Ms. DeMarse would chair the nominating and corporate governance committee. Our nominating and corporate governance committee met four times during 2020. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. This committee’s responsibilities include, among other things:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	developing and recommending to our board of director’s corporate governance principles, codes of conduct and compliance mechanisms; and
•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
When evaluating director candidates, the nominating and corporate governance committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the board of directors’ culture, prominence and understanding of the Company’s business, as well as any other factors the corporate governance and nominating committee deems relevant at the time. The corporate governance and nominating committee makes a recommendation to the full board of directors as to any person it believes should be nominated by our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the corporate governance and nominating committee.
Any director or executive officer of the Company may recommend a candidate to the nominating and corporate governance committee for its consideration. The nominating and corporate governance committee will also consider nominees to our board of directors recommended by stockholders if stockholders comply with the advance notice requirements in our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our Corporate Secretary at the following address:
Kubient, Inc.
c/o Corporate Secretary
228 Park Avenue South
Suite 72602
New York, New York 10003-1502
This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the stockholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such stockholder is entitled based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; and whether such stockholder intends to deliver a solicitation notice, as more fully described in our bylaws. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to our board of directors. Stockholders who wish to recommend a nominee to our board of directors should carefully read our bylaws, which are available at https://Kubient.com. The inclusion of our website address in this report does not include or incorporate by reference the information on our website into this report.

Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	development or commercialization experience in large consumer products companies;
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Director Nomination Process
Our board of directors believes that its directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all stockholders. When considering potential director candidates, our board of directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our board of directors. Our board of directors believe that diversity is an important attribute of the members who comprise our board of directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Our board of directors priority in selecting board members is the identification of persons who will further the interests of our stockholders through his or her record of professional and personal experiences and expertise relevant to our business.
Stockholder Nominations to the Board of Directors
Our bylaws provides that our board of directors will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board of directors will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to our bylaws or as otherwise provided by law. Nominations pursuant to our bylaws are made by delivering to our Corporate Secretary, within the time frame described in our bylaws, all of the materials and information that our bylaws require for director nominations by stockholders.
No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in our bylaws and any nominee proposed by a stockholder not nominated in accordance with our bylaws shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in our prospectus pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.
There were no material changes to the procedures by which stockholders may recommend nominees to the Company’s board of directors during the year ended December 31, 2020.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
Based solely upon a review of Forms 3, Forms 4, and Forms 5 furnished to us pursuant to Rule 16a-3 under the Exchange Act, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2020 were timely filed, as necessary, by the officers, directors, and security holders required to file such forms except for the following:
Mr. Christopher Andrews filed a Form 5 in lieu of filing a timely Form 4 with respect to one transaction;
Mr. Peter A. Bordes, Jr. filed a Form 5 in lieu of filing a timely Form 4 with respect to two transactions;
Mr. Paul Roberts filed a Form 5 in lieu of filing a timely Form 4 with respect to two transactions;
Mr. Christopher H. Smith filed a Form 5 in lieu of filing a timely Form 4 with respect to one transaction; and
Mr. Joshua Weiss filed a Form 5 in lieu of filing a timely Form 4 with respect to one transaction.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, www.Kubient.com. In addition, we post on our website all disclosures that are required by law or the listing standards of The Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this report.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee has discussed with Marcum, LLP, the Independent Registered Public Accounting Firm to the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Marcum, LLP required by applicable requirements of the PCAOB regarding Marcum, LLP’s communications with the Audit committee concerning independence, and the Audit Committee has discussed with Marcum, LLP its independence.
The Audit Committee discussed with Marcum, LLP the overall scope and plans for their audit. The Audit Committee meets with Marcum, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 4 meetings during fiscal year 2020.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of Marcum, LLP as the Company’s Independent Registered Public Accounting Firm.
Respectfully submitted,

AUDIT COMMITTEE of the Board of Directors

Grainne Coen, Audit Committee Chair Jeannie Mun, Audit Committee Member Christopher H. Smith, Audit Committee Member

Executive Compensation
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two (2) other most highly compensated named executive officers.
Summary Compensation Table
The following table provides information regarding the compensation awarded to or earned during 2019 and 2020, as applicable, by our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock awards(1)	Option and warrant awards(1)	All other compensation(2)	Total
Paul Roberts Interim Chief Executive Officer(5)	2020	$171,458	$590,000(3)	$35,569(4)	$—	$33	$797,060
	2019	$155,760	$—	$—	$—	$—	$155,760
Joshua Weiss Chief Financial Officer(7)	2020	$263,282	$82,500	$79,584(6)	$—	$22,775	$448,141
Peter Bordes Former Chief Executive Officer(5)	2020	$116,154	$305,000(8)	$42,150(9)	$—	$53,900	$517,204
	2019	$75,000	$—	$—	$479(10)	$—	$75,479
Pavel Medvedev Chief Technology Officer(11)	2020	$219,583	$90,000	$—	$—	$36	$309,619
	2019	$141,667	$—	$412,500(12)	$103,633(13)	$—	$657,800
(1)
The amounts reported in these columns represent the grant date fair value of the stock, option and warrant awards granted during the years ended December 31, 2019 and 2018, calculated in accordance with FASB ASC Topic 718.

(2)	Includes health benefits paid for by the Company.
(3)
Consists of (i) a $250,000 cash bonus related to Mr. Robert’s efforts in connection with the Company’s IPO, (ii) a $250,000 cash bonus in related to Mr. Robert’s efforts in connection with the Company’s follow-on offering, and (iii) a $90,000 contractual annual performance bonus.

(4)	On November 20, 2020, Paul Roberts was issued 12,658 shares of the Company’s common stock for services rendered.
(5)
Peter Anthony Bordes, Jr. began his employment with the Company on May 15, 2019. On October 31, 2020, the Company’s board of directors accepted Mr. Bordes’ resignation from his position as Chief Executive Officer of the Company. Mr. Bordes will continue to serve as a member of the board. Also effective October 31, 2020, the Company’s board of directors appointed Paul Roberts, the Company’s Chief Strategy Officer, President and Chairman of the Board, as Interim Chief Executive Officer of the Company.

(6)
Consists of (i) 10,000 shares of the Company’s common stock earned by Joshua Weiss during the year ended December 31, 2020 for services in connection with the Company’s public offering which closed on December 28, 2020, (ii) 2,222 shares of the Company’s common stock earned by Joshua Weiss on March 22, 2020 for services rendered, and (iii) 6,329 shares of the Company’s common stock issued to Joshua Weiss on November 20, 2020 for services rendered.

(7)	Joshua Weiss began his employment with the Company on December 23, 2019.
(8)	Consists of (i) a $40,000 cash bonus related to Mr. Bordes’ efforts in connection with the Company’s IPO, and (ii) a $265,000 cash payment in connection with the Bordes Agreement as defined below.
(9)	On November 20, 2020, Peter Bordes was issued 15,000 shares of the Company’s common stock in connection with the Bordes Agreement as defined below.
(10)	On October 2, 2019, Peter Anthony Bordes, Jr. was issued a four-year option to purchase 2,967 shares of common stock at an exercise price of $33.75 per share that vests over four years.
(11)	Pavel Medvedev began his employment with the Company on April 16, 2018.
(12)	During 2018, Pavel Medvedev was transferred 83,334 shares of the Company’s common stock from Paul Roberts for services Mr. Medvedev provided to the Company.
(13)	On April 16, 2018, Pavel Medvedev was issued a five-year warrant to purchase 27,778 shares of common stock at an exercise price of $4.95 per share that vested immediately.

Narrative to Summary Compensation Table
Executive Compensation Considerations
The Company’s compensation committee reviews financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The compensation committee also reviews management’s recommendations for compensation levels of all of the Company’s named executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the compensation committee is considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long-term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the compensation committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The compensation committee also generally evaluates management’s compensation in light of other specific risk parameters. The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist primarily of base salary and bonus.
Base Salary
Base salaries for named executive officers are determined in the same manner as those other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual’s position in relation to similar positions in other companies of similar size in our industry.
Bonuses
No bonuses were paid in fiscal 2019.
In fiscal 2020, the Company’s named executive officers earned bonuses in connection with their efforts regarding the Company’s IPO, the Company’s and follow-on offering preparations, launch and closing, including the incursion of significant additional duties in connection with the successful consummation of the IPO and follow-on offering, and their performance during 2020.
Section 162(m) of the Code
Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. Section 162(m) of the Code was amended by the Tax Cut and Jobs Act of 2018 so that the exceptions for payment of “performance-based compensation” or commissions have been eliminated. However, none of our named executive officers received annual compensation in excess of $1 million as of December 31, 2020.
Employment Agreements; Potential Payments Upon Termination or Change-in-Control
We have entered into employment agreements with Paul Roberts, Joshua Weiss, Pavel Medvedev, and Leon Zemel.
The terms of Mr. Roberts’ employment agreement, which was entered into on May 26, 2017 and amended October 2, 2019 solely to reflect his change in position at the Company to Chief Strategy Officer and President, provide for an annual base salary of $120,000, plus an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals to be established by the board of directors or a committee of the board of directors. Upon a termination for any reason, Mr. Roberts is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation time, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Roberts is terminated without cause or that Mr. Roberts resigns for Good Reason (as defined in his employment agreement), Mr. Roberts shall be entitled to six month’s salary plus one additional month of salary for each full year of his service to the Company, continued healthcare coverage for the earlier of (i) six months plus one additional month of additional coverage for each full year of his service to the Company, or (ii) until such time as Mr. Roberts becomes eligible for health coverage under another employer’s plan, and immediate vesting of any equity awards that would have become vested and exercisable during the six months after his termination, plus one additional month of salary for each full year of his service to the Company. Mr. Roberts was also granted options to purchase 33,334 shares of the Company’s common stock at $2.97 per share for a five-year period, pursuant to the terms, conditions and vesting schedule set forth in the corresponding Non-Qualified Option Agreement. Upon a change in control, all outstanding awards due to Mr. Roberts automatically vest upon a change in control of the Company. On October 1, 2020, the board of directors increased the Reporting Person’s salary under his employment agreement, to $300,00 per annum to reflect his appointment as Interim Chief Executive Officer of the Company.
The terms of Mr. Weiss’ employment agreement, which was entered into on December 23, 2019, provide for an annual base salary of $150,000, until March 22, 2020, when Mr. Weiss’ base salary was increased to $275,000. Upon execution of his employment agreement, Mr. Weiss was granted options to purchase 16,667 shares of the Company’s common stock at $33.75 per share for a five-year period, pursuant to the terms, conditions and vesting schedule set forth in the corresponding Non-Qualified Option Agreement. Pursuant to the terms of his employment agreement, Mr. Weiss was awarded 2,223 shares of the Company’s common stock on March 22, 2020. Mr. Weiss is also entitled to an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals to be established by the board of directors or a committee of the board of directors. Upon a termination for any reason, Mr. Weiss is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation pay, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Weiss is terminated without cause or that Mr. Weiss resigns for Good Reason (as defined in his employment agreement), Mr. Weiss shall be entitled to six month’s salary paid in one lump sum, six months continued healthcare coverage plus one additional month of salary for each full year of his service to the Company, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. Upon a change in control, all outstanding awards due to Mr. Weiss automatically vest upon a change in control of the Company.
The terms of Mr. Medvedev’s employment agreement, which was entered into on April 16, 2018, provide for an annual base salary of $200,000, plus quarterly bonuses of eight percent of all net revenue generated by introductions made by Mr. Medvedev to us. Mr. Medvedev was granted 27,778 warrants to purchase our common stock, as well as 83,334 warrants to purchase common stock which might be issued upon the achievement of certain performance goals set forth in the agreement. Upon termination for any reason, Mr. Medvedev is entitled to the continuation of his Net Revenue Bonus (as defined in his employment agreement) for the earlier of: eighteen months from the date such bonus commences, or three months from the termination of his employment with the Company. The Company agreed to grant Mr. Medvedev options to purchase 22,223 shares of the Company’s common stock at $4.95 per share that vest over a three year period, pursuant to the terms, conditions and vesting schedule set forth in the corresponding Non-Qualified Option Agreement and conditions of his employment agreement. However, Mr. Medvedev’s employment agreement was subsequently amended on November 21, 2019 to reflect that Mr. Medvedev has received a total of 83,334 shares of common stock from Mr. Paul Roberts, the Company’s Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman, and 27,778 five-year warrants at an exercise price of $4.95 per share in lieu of the warrants and options originally set forth in his employment agreement, and that no further equity awards will be made to Mr. Medvedev pursuant to the terms of his employment agreement with the Company.
The terms of Mr. Zemel’s employment agreement, which was entered into on April 9, 2021, provide for an annual base salary of $390,000, plus annual performance bonuses with a target achievement of up to 20% of Mr. Zemel’s base salary. Subject to the approval of the board or its compensation committee, the Company agreed to take appropriate action within ninety (90) days following April 9, 2021 to make an award of 100,000 shares of common stock Mr. Zemel, which will vest at the rate of 1/4th of the total number of shares on the first anniversary of the Effective Date and 1/36th of the total number of remaining unvested shares each month thereafter. Upon termination of Mr. Zemel’s employment for any reason, (i) any portion of his base salary earned through the date of his termination date, (ii) any expenses owed to him, (iii) subject to Company policy and the law, any accrued, but unused vacation pay owed to him, pursuant to Company policy, if any, to the extent not inconsistent with applicable laws; and (iv) any amount arising from Mr. Zemel’s participation in, or benefits under, the Company’s employee benefit plans. In the event Mr. Zemel is terminated without cause or that Mr. Zemel resigns for Good Reason (as defined in his employment agreement), Mr. Zemel is entitled to receive: to six month’s salary paid in one lump sum, six months continued healthcare coverage, any pro-rated bonus amounts outstanding at the time of termination, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. Mr. Zemel’s employment agreement contains an accelerated vesting provision which provides that 25% of his share award under the agreement shall vest if he is terminated before the one year anniversary date of the agreement for good cause, or if he chooses to terminate his employment with the Company for Good Reason (as defined in the agreement), then 100% of his share award under the agreement shall vest immediately. All outstanding awards due to Mr. Zemel automatically vest upon a change in control of the Company.
Stock Option and Other Compensation Plans
The 2017 Plan was originally adopted by our board of directors and approved by our stockholders on September 12, 2017, and was subsequently amended and restated on June 5, 2019. The purposes of the 2017 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our service providers and to promote the success of the Company’s business. We have reserved 333,334 shares of our common stock to issue awards under our 2017 Plan.
Shares Available for Awards
As of December 31, 2020, there were options to purchase 118,412 shares of our common stock with a weighted average exercise price of $15.22 per share that were outstanding under the 2017 Plan. As of December 31, 2020, a total of 38,433 shares of common stock were issued under the 2017 Plan. Accordingly, as of December 31, 2020, 176,489 shares of common stock remained available for future issuance under the 2017 Plan.
Eligibility
The persons eligible to receive awards under our 2017 Plan are our employees, directors and consultants. However, only employees are eligible to receive awards of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code.
Administration
Our 2017 Plan provides that it shall be administered by our board of directors or, if so delegated, a committee appointed by our board of directors. The party administering our 2017 Plan, whether it is our board of directors or a committee appointed by our board of directors, is referred to under the 2017 Plan as the “administrator”. Subject to the terms of our 2017 Plan, the administrator is authorized to (i) determine the fair market value of our common stock, (ii) select eligible persons to receive awards, (iii) determine the number of shares of our common stock to which awards will relate, (iv) approve forms of award agreement for use under the 2017 Plan, (v) determine the terms and conditions of awards, including exercise price, time or timing of award exercisability, or any vesting acceleration or waiver of forfeiture restrictions, (vi) determine whether to institute and determine the conditions of an award exchange program, (vii) construe the terms of the 2017 Plan and awards granted thereunder, (viii) prescribe, amend and rescind rules and regulations relating to the 2017 Plan (including any foreign sub-plans), (ix) modify or amend any award, including discretion to extend the post-termination exercisability period or maximum term of an option, (x) determine how participants may satisfy tax withholding obligations and the acceptable form of consideration for exercising an option, (xi) authorize any person to execute any award agreement previously granted by the administrator, (xii) allow a participant to defer the receipt of the payment of cash or receipt of common shares that otherwise would be due to such participant, and (xiii) make all other determinations deemed necessary or advisable for administering the 2017 Plan.
Stock Options
Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the administrator. The term of an option will be no more than ten years, and no more than five years with respect to any ISO granted to a participant who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary (a “10% Stockholder”). Generally, the exercise price for an incentive stock option or a nonstatutory stock option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. However, any ISO granted to a 10% Stockholder may not have an exercise price per share less than 110% of the fair market value per share on the date of grant. Notwithstanding the above, options may be granted with a per share exercise price of less than 100% of fair market value per share on the date of grant pursuant to certain transactions and in a manner consistent with Section 424(a) of the Code. A stock option agreement may provide for early exercise prior to vesting and the administrator may at any time offer to buy out any option previously granted.

For purposes of the 2017 Plan, “fair market value” means (i) if our common stock is listed on an established stock exchange, the closing sales price on such exchange on the date of determination, or if no closing bid was reported for such date, the next earliest date or (ii) if our common stock is not listed on an established stock exchange, the value determined in good faith by the administrator. At the time of grant, the administrator shall determine the acceptable form of consideration for exercising an option, which may consist of cash, check, promissory note (to the extent permitted by law), other shares of our common stock, consideration received by the Company through a cashless exercise program, by net exercise or by any other consideration or method of payment. Options will be exercisable as provided under the terms of the 2017 Plan and at such times set forth in the applicable award agreement. An option will be deemed exercised when the Company receives (i) written or electronic notice of exercise, (ii) full payment for the exercised shares (including any applicable tax withholding), and (iii) such representations and documents deemed necessary or advisable by the administrator.
If an optionee ceases to be a service provider, other than upon termination due to death or disability, the optionee may exercise his or her option within 30 days of termination, or such longer period of time specified in the award agreement (but in no case after the expiration date of the option), to the extent such option is vested on the date of termination. If an optionee ceases to be a service provider due to death or disability, the optionee or his or her beneficiary, may exercise any vested options up to six months following termination (but in no case after the expiration date of the option). Any shares covered by any unvested portion of the option which is forfeited will revert to the 2017 Plan and again be available for grant. The option agreement may provide for early exercise prior to vesting or a right of repurchase.
Limitations
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options.
Restricted Stock
Our 2017 Plan also permits the issuance of restricted stock. Restricted stock represents the purchase of our common stock that is subject to restrictions with respect to sale and transferability of such shares until the stock vests pursuant to the terms of the award agreement.
Restricted Stock Units
Our 2017 Plan also permits the issuance of restricted stock units, or RSUs, to our service providers. RSUs granted under our 2017 Plan represent the right to receive shares of our common stock or a cash payment at a specified future date or event and may be subject to vesting requirements.
Other Stock-Based Awards
Our 2017 Plan permits the issuance of other awards may be paid in shares of common stock, cash or other property as standalone payment and or payment in lieu of compensation.
Adjustments
In the event of an equity restructuring as defined in the 2017 Plan, such as a stock split, stock dividend, merger or other recapitalization, the 2017 Plan provides for the proportional adjustment of the number of shares reserved under the 2017 Plan and the number of shares and exercise or purchase price, if applicable, of all outstanding stock awards.
Merger or Change in Control
Unless otherwise provided in the award agreement, in the event of certain corporate transactions, any or all outstanding stock awards under the 2017 Plan may be treated as the administrator determines absent participant consent: that the awards will (i) be assumed or substituted for by any successor corporation, (ii) terminate upon or immediately prior to any such transaction, (iii) vest and become exercisable or payable in whole or in part upon the effectiveness of such transaction, (iv) be terminated in exchange or in replacement for cash or property that would have been realized upon the exercise or realization of such award, or (v) be handled in any combination of the above. If the successor corporation elects not to assume or substitute for such awards, the vesting of such stock awards will accelerate and all restrictions shall lapse. In the event of our dissolution or liquidation, all outstanding options and stock appreciation rights under the 2017 Plan will terminate immediately prior to such event.
Amendment and Termination
Our board of directors has the authority to amend, alter, suspend or terminate the 2017 Plan with stockholders approval as required by law. However, no amendment or termination of the plan may adversely affect any rights under awards already granted to a participant without the affected participant’s consent.
Founder Employee Incentive Program
On July 2, 2020, the Company’s board of directors adopted the Founder Employee Incentive Program (the “Founder Program”) under the 2017 Plan. The purposes of the Founder Program are to offer near-term and long-term incentives to founder employees of the Company that are intended to keep such employees in the employ of the Company, and that are based on individual performance, the achievement of financial goals of the Company and the total return to the Company’s stockholders. As of May 20, 2021, no awards have been made under the Founder Program.
Outstanding Equity Awards at 2020 Fiscal Year End
The following table provides information with respect to holdings of unvested options and stock awards held by our named executive officers, at December 31, 2020.
Option Awards
Name	Number of securities underlying unexercised option exercisable (#)	Number of securities underlying unexercised option unexercisable (#)	Option exercise price ($)	Option expiration date
Paul Roberts	27,066	6,268	$2.97	9/15/2021
Joshua Weiss	4,164	12,503	$33.75	12/23/2029
Warrant Awards
Name	Number of securities underlying unexercised warrant exercisable (#)	Number of securities underlying unexercised warrant unexercisable (#)	Warrant exercise price ($)	Warrant expiration date
Paul Roberts	55,541	—	$5.50	8/14/2025
Pavel Medvedev	27,778	—	$4.95	4/16/2023
Long-Term Incentive Plans
Except for the Founder Program discussed above, we currently have no long-term incentive plans. As of May 20, 2021, no awards have been made under the Founder Program.
Salary Reduction Program
In direct response to the uncertainties arising from the COVID-19 pandemic on the Company’s operations, on April 30, 2020, the Company’s board of directors approved an employee salary reduction program, whereby the Company is authorized to issue shares of its common stock in lieu of salaries to employees (“the Salary Reduction Program”). The value of such an equity award under the employee salary reduction program shall be equivalent to 150% of the cash compensation that otherwise would have been payable, based on the market value of the Company’s common stock on the date of issuance. On August 20, 2020, the Company’s board of directors approved a change to the Salary Reduction Program such that the Company was now authorized to satisfy its obligations to its employees by making a cash payment equal to 150% of the cash compensation that otherwise would have been payable. Accordingly, during the three months ended September 30, 2020 and after the closing of the IPO, the Company satisfied its obligation in full by paying cash to its employees in the aggregate amount of approximately $374,000, at which time the Salary Reduction Program was terminated.
Non-Employee Director Compensation
We do not have a formal policy with respect to compensation payable to our non-employee directors for service as directors. However, on November 5, 2020, the Company’s board of directors, including its compensation committee, determined that independent, non-employee directors would receive compensation for their service during fiscal year 2020 at the rate of $10,500 in cash per calendar quarter, plus 5,010 shares of the Company’s common stock, which was issued under the 2017 Plan and vested in full on January 15, 2021, subject to the director’s continued service as a member of the board on that date.
The table below shows the equity and other compensation granted to our non-employee directors during fiscal 2020:
	Fees Earned or Paid	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Grainne Coen	$42,000	$15,030	$—	$25,000	$82,030
Elisabeth DeMarse	$42,000	$15,030	$—	$—	$57,030
Jeannie Mun	$42,000	$15,030	$—	$—	$57,030
Christopher H. Smith	$42,000	$15,030	$—	$—	$57,030
(1)	The amounts reported in these columns represent the grant date fair value of the stock awards granted during the year ended December 31, 2020, calculated in accordance with FASB ASC Topic 718.
Compensation Committee Interlocks and Insider Participation
Not applicable to smaller reporting companies.
Compensation Committee Report
Not applicable to smaller reporting companies.

PROPOSAL TWO
PROPOSAL TO APPROVE THE 2021 INTRUSION OMNIBUS INCENTIVE PLAN
Stockholders are being asked to approve the new Kubient, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) and to authorize 1,500,000 shares of common stock for issuance under the 2021 Equity Incentive Plan. The board of directors approved the 2021 Equity Incentive Plan on May 21, 2021, and if approved by the stockholders will become effective on July 1, 2021.
The 2021 Equity Incentive Plan will serve as a replacement for the 2017 Plan, which has 167,600  shares of common stock available for issuance. The approval of the 2021 Equity Incentive Plan will have no effect on the 2017 Plan or any options granted pursuant to the 2017 Plan. All options will continue with their existing terms and will be subject to the 2017 Plan, as applicable. No shares will be available for award under the 2017 Plan once the 2021 Equity Incentive Plan becomes effective.
The adoption of the 2021 Equity Incentive Plan will allow the Company to continue to provide a comprehensive equity incentive program for the Company’s officers, employees and non-employee board members to encourage these individuals to remain in the Company’s service and to more closely align their interests with those of the stockholders. The Company relies significantly on equity incentives in the form of equity grants in order to attract and retain key employees, and it believes that equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.
PLAN SUMMARY
The following is a summary of the principal features of the 2021 Equity Incentive Plan. The summary, however, is not a complete description of all the provisions of the 2021 Equity Incentive Plan. The full text of the proposed 2021 Equity Incentive Plan is attached to this proxy statement as Appendix A. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Corporate Secretary, c/o Kubient, Inc., 228 Park Avenue South, Suite 72602, New York, New York 10003-1502.
Purpose
The purpose of the 2021 Equity Incentive Plan is to promote the long-term success of the Company and the creation of Stockholder value by (a) encouraging Participants (defined below) of the Company to focus on the Company’s performance, (b) encouraging the attraction and retention of Participants with exception qualifications, and (c) linking Participants directly to stockholder interests through increased stock ownership.
Administration
The 2021 Incentive Plan will be administered a Committee, which shall consist of two (2) or more members of our board of directors appointed by our board of directors or such other committee of our board of directors to which it has properly delegated power, or if no such committee or subcommittee exists, our board of directors. To the extent required by applicable law, rule, or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.
The Committee is authorized to: (a) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2021 Equity Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2021 Equity Incentive Plan (each, an “Award”); (b) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the 2021 Equity Incentive Plan; (c) adopt sub-plans; and (d) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2021 Equity Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2021 Equity Incentive Plan.
Unless otherwise expressly provided in the 2021 Equity Incentive Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2021 Equity Incentive Plan or any Award or any

documents evidencing Awards granted pursuant to the 2021 Equity Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any participant, any holder or beneficiary of any Award, and any of our stockholders. The Committee may make grants of the following Awards to Eligible Persons (defined below) pursuant to terms and conditions set forth in the applicable Award Agreement, including, subjecting such Awards to performance goals listed in the 2021 Equity Incentive Plan.
•	Stock Option Awards
•	Stock Appreciation Right Awards
•	Restricted Stock and Restricted Stock Unit Awards
•	Performance Share Awards
•	Other Stock-Based Awards and Cash-Based Awards
Eligible Shares
The aggregate number of shares of common stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the 2021 Equity Incentive Plan shall not exceed 1,500,000 shares. The maximum number of shares of common stock with respect to which Incentive Stock Options may be granted under the Plan shall be 1,500,000  shares. If any Option, Stock Appreciation Right, or Other Stock-Based Awards granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, the number of shares of common stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards denominated in shares of common stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards denominated in shares of common stock shall again be available for purposes of Awards under the Plan. Shares of common stock subject to an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. No shares have yet been issued nor Awards granted under the 2021 Equity Incentive Plan.
Eligible Persons
Any Employee of the Company or any of its affiliates, any independent Non-Employee Director, or person who is a consultant to the Company designated by the Committee, in its discretion, as eligible to receive Awards subject to the conditions set forth in the Plan (an “Eligible Person”) shall be permitted to participate (a “Participant”) under the 2021 Equity Incentive Plan. Only Eligible Persons who are also Employees of the Company or its affiliates are eligible to receive Incentive Stock Options under the 2021 Equity Incentive Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the 2021 Equity Incentive Plan shall be determined by the Committee in its sole discretion. As of May 20, 2021, approximately fourteen employees, including four Executive officers, and six Non-Employee-Directors would qualify as Eligible Persons and potential Participants in 2021 Equity Incentive Plan.
Plan Awards
Stock Options. The Committee may grant Non-Qualified Stock Options and Incentive Stock Options (“Options”) to Eligible Persons, under the 2021 Equity Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2021 Equity Incentive Plan. All Options granted under the 2021 Equity Incentive Plan are required to have a per share exercise price that is not less than one hundred percent (100%) of the fair market value of the Company’s common stock underlying such stock options on the date such Options are granted (other than in the case of Options that are substitute Awards). All Options that are intended to qualify as Incentive Stock Options must be granted pursuant to an Award agreement expressly stating that the Options are intended to qualify as Incentive Stock Options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for Options granted under the 2021 Equity Incentive Plan will be ten (10) years from the initial date of grant, or with respect to any Options intended to qualify as Incentive Stock Options, such shorter period as prescribed by Section 422 of the Code. However, if a Non-Qualified Stock Option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by the Company), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a Option is exercised may be paid, to the extent permitted by law, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, including: (i) by delivery to the Company of other common stock, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the Option exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of common stock that have an aggregate fair market value on the date of attestation equal to the Option exercise price (or portion thereof) and receives a number of shares of common stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of common stock; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of common stock otherwise deliverable upon exercise of such Option with a fair market value equal to the aggregate Option exercise price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of common stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other common stock acquired, directly or indirectly from the Company, shall be paid only by shares of the common stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights under the 2021 Equity Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2021 Equity Incentive Plan. The Committee may award Stock Appreciation Rights in tandem with Options or independent of any Option. Generally, each Stock Appreciation Right will entitle the participant upon exercise to an amount (in cash, shares, or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the Stock Appreciation Right. The strike price per share of a Stock Appreciation Right will be determined by the Committee at the time of grant, but in no event may such amount be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted Awards).
Restricted Stock and Restricted Stock Units. The Committee may grant restricted shares of our common stock (“Restricted Stock”) or Restricted Stock Units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one (1) share of common stock for each Restricted Stock Unit or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to Restricted Stock, subject to the other provisions of the 2021 Equity Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock. Participants have no rights or privileges as a stockholder with respect to Restricted Stock Units.
Performance Share Awards. The Committee may grant Performance Share Awards to a Participant payable upon the attainment of specific performance goals. If the Performance Share Award is payable in shares of common stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goals. If the Performance Share Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of common stock (based on the then current fair market value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Share Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.
Other Equity-Based Awards and Cash-Based Awards. The Committee may grant other equity-based or cash-based Awards under the 2021 Equity Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2021 Equity Incentive Plan.
Effect of Certain Events on 2021 Equity Incentive Plan and Awards
In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a Change in Control, as defined in the 2021 Equity Incentive Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), being referred to as an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the 2021 Equity Incentive Plan or any sub-plan, and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price or strike price with respect to any Award, or (3) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Committee will make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
In connection with any Change in Control, the Committee may, in its sole discretion, provide for any one (1) or more of the following: (i) a substitution or assumption of Awards, or to the extent the surviving entity does not substitute or assume the Awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on Awards and (ii) cancellation of any one (1) or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock Options and Stock Appreciation Rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the Option or Stock Appreciation Right over the aggregate exercise price or strike price thereof.
Nontransferability of Awards
Each Award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may determine, in its sole discretion, at the time of grant or later that a Non-Qualified Stock Option may be transferred to a family member, or to certain trusts or foundations (“Permitted Transferee”) in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a family member will remain subject to the terms of the 2021 Equity Incentive Plan and the applicable Award Agreement. Any shares of common stock acquired upon the exercise of a Non-Qualified Stock Option by a Permitted Transferee of a Non-Qualified Stock Option shall be subject to the terms of the 2021 Equity Incentive Plan and the applicable Award Agreement.
Amendment and Termination
Our board of directors may, at any time and from time to time, amend, in whole or in part, any or all of the provisions of the 2021 Equity Incentive Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Section 422 or Section 409A of the Code), or suspend or terminate it entirely; provided, however, that, unless required by law or provided in the 2021 Equity Incentive Plan, the rights of a Participant with respect to Awards granted before such amendment, suspension, or termination, may not be impaired without the consent of such Participant; provided further, that without the approval of the Company’s stockholders entitled to vote in accordance with applicable law, no amendment may be made that would (a) increase the aggregate number of shares of common stock that may be issued under the 2021 Equity Incentive Plan, (b) change the classification of individuals eligible to receive Awards under the Plan, (c) decrease the minimum Option price of any Option or Stock Appreciation Right, (d) extend the maximum Option exercise period, (e) alter the Performance Goals for Restricted Stock, Performance Share Awards, or Other Stock-Based Awards, (f) award any Option or Stock Appreciation Right in replacement of a canceled Option or Stock Appreciation Right with a higher exercise price than the replacement award, or (g) in no event may the 2021 Equity Incentive Plan be amended without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware to increase the aggregate number of shares of common stock that may be issued under the 2021 Equity

Incentive Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Our board of directors may amend the 2021 Equity Incentive Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Laws including Section 409A of the Code. The Committee may amend the terms of any Award prospectively or retroactively, but no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
Federal Income Tax Consequences
Incentive Stock Options. The grant of an Option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an Incentive Stock Option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an Incentive Stock Option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two (2) years after the date of grant and for one (1) year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an Incentive Stock Option, except as discussed below. For the exercise of an Option to qualify for the foregoing tax treatment, the grantee generally must be an Employee of the Company or a subsidiary from the date the Option is granted through a date within three (3) months before the date of exercise of the Option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the Option was exercised over the Option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Non-Qualified Stock Options. The grant of an Option will not be a taxable event for the grantee or the Company. Upon exercising a Non-Qualified Stock Option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised). The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an Award of Stock Appreciation Rights. Upon exercising a Stock Appreciation Right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock and Restricted Stock Units. The grant of Restricted Stock will not be a taxable event in the year of the Award, provided that the shares of common stock are subject to restrictions (that is, the shares of common stock are nontransferable and subject to a substantial risk of forfeiture). The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
A grantee will not recognize taxable income at the time a Restricted Stock Unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of Restricted Stock Units, the grantee will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Share Awards, Other Stock-Based Awards, and Cash-Based Awards. The tax treatment with respect to Performance Share Awards, other stock-based awards and cash-based awards will depend on the structure of such awards.
Withholding. The Company may deduct from any payment to be made pursuant to the Plan, or require before the issuance or delivery of shares of common stock or the payment of any cash hereunder, payment by the Participant of, any federal, state, or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of common stock deliverable or by delivering shares of common stock already owned. Furthermore, at the discretion of the Committee, any additional tax obligations of a Participant with respect to an Award may be satisfied by further reducing the number of shares of common stock, deliverable with respect to such Award, to the extent that such reductions do not result in any adverse accounting implications to the Company, as determined by the Committee. Any fraction of a share of common stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
Deductibility of Executive Compensation
As a general rule, the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2021 Equity Incentive Plan may cause this limitation to be exceeded in any particular year.
Accounting Treatment
The Company accounts for Options using guidance from FASB ASC Topic 718, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.
New Plan Benefits
No Awards have been granted to date under the 2021 Equity Incentive Plan. In addition, benefits under the 2021 Equity Incentive Plan will depend on a number of factors, including fair market value of the common stock on future dates. Consequently, it is not possible to determine the benefits that might be received by Participants under the 2021 Equity Incentive Plan.
Future grants under the 2021 Equity Incentive Plan will be made at the discretion of the Compensation Committee (or its designee) and, accordingly, are not yet determinable. The table below presents the benefits or amounts which would have been received by or allocated to each of the following persons for the last completed fiscal year if the 2021 Equity Incentive Plan had been in effect.
Name and Position	Dollar Value ($)(1)	Number of Shares
Paul Roberts, Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman	$35,567	12,658
Joshua Weiss, Chief Financial Officer	$23,784	8,551
Pavel Medvedev, Chief Technology Officer	$0	0
Leon Zemel, Chief Product Officer	$0	0
Executive Group	$59,353	21,209
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$35,117	23,333
(1)	Calculated based on the closing price of the common stock on The Nasdaq Capital Market on the date of grant.
The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by Proxy at the Meeting and entitled to vote is required for approval of the 2021 Equity Incentive Plan.
The board of directors recommends a vote “FOR” this proposal.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors has appointed Marcum, LLP to serve as our independent registered public accounting firm and to audit its consolidated financial statements for fiscal year 2021, subject to ratification by the Company’s stockholders at the Meeting. Marcum, LLP has served as the Company’s Independent Registered Public Accounting Firm since 2019. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as our independent registered public accounting firm.
Although stockholder ratification and approval of this appointment is not required by the Company’s bylaws or otherwise, in keeping with the Company’s policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the board of directors is seeking ratification of this appointment. If the appointment is not ratified, the board of directors must then determine whether to appoint other independent registered public accounting firms prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to Marcum, LLP for 2019 and 2020 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Marcum, LLP before the services are performed, including all of the services described below under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below.
The following is a summary of the fees billed to the Company by Marcum, LLP for professional accounting services rendered for the fiscal years ended December 31, 2019 and 2020:
	Fiscal Year 2020	Fiscal Year 2019
Audit fees(1)	$266,032	$365,923
Audit related fees	—	—
Tax fees(2)	—	—
All other fees(3)	—	39,100
	$266,032	$405,023
(1)	Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our Quarterly Reports on Form 10–Q.
(2)	Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns.
(3)
All other fees consist of fees billed for professional services related to non-recurring fees related to the Registration Statement on Form S-1 and amendments thereto filed with the SEC in those years.

Representatives of Marcum, LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.
The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted “FOR” the adoption of the resolution of ratification.
The board of directors recommends a vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of May 20, 2021 by:
•	each stockholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 13,982,471 shares of our common stock outstanding as of May 20, 2021. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o Kubient, Inc., 228 Park Avenue South, Suite 72602, New York, New York 10003-1502.
Name of Beneficial Owner	Number of Shares	Percentage
5% Stockholders
Mithaq Capital SPC c/o Synergy, Anas IBN Malik Road Al Malq, Riyadh T0 13521	1,194,705	8.54%
Executive Officers and Directors
Paul Roberts(1)	2,211,216	15.72%
Pavel Medvedev(2)	111,112	*
Joshua Weiss(3)	25,547	*
Leon Zemel	0	*
Peter Anthony Bordes, Jr.(4)	767,160	5.29%
Grainne Coen	15,010	*
Jeannie Mun	5,010	*
Elisabeth DeMarse	5,010	*
Christopher H. “Toby” Smith(5)	40,206	*
All directors and executive officers as a group(6)	3,180,271	21.72%
*	Less than 1%
(1)
Includes (i) 666,667 shares of common stock held by the Paul Roberts 2019 Annuity Trust, of which Mr. Roberts is a partial beneficiary, (ii) 31,944 shares of common stock underlying stock options that are exercisable or will become exercisable within 60 days, and (iii) 55,541 shares of common stock underlying stock warrants that are exercisable or will become exercisable within 60 days. Does not include 1,390 shares of common stock underlying unvested stock options.

(2)	Includes 27,778 shares of common stock underlying warrants that are exercisable or will become exercisable within 60 days.
(3)
Includes 6,596 shares of common stock underlying stock options that are exercisable or will become exercisable within 60 days. Does not include 10,071 shares of common stock underlying unvested stock options.

(4)
Includes (i) 62,470 shares of common stock held by Trajectory Capital, LLC, over which Mr. Bordes has voting and dispositive power, and (ii) 513,638 shares of common stock underlying stock warrants that are exercisable or will become exercisable within 60 days.

(5)	Includes (i) 9,027 shares of common stock held by Mr. Smith’s spouse, and (ii) 26,169 shares of common stock underlying warrants that are exercisable or will become exercisable within 60 days.
(6)	Includes 661,666 shares of common stock underlying options or warrants that are exercisable or will become exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; and
•	the purpose of, and the potential benefits to us of, the transaction.
The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation, as amended and restated, or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter. We have a written policy regarding the review and approval of related person transactions. With respect to such transactions, it is our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.
Related Party Transactions
In March 2019, we entered into a sublease (license) agreement with OneQube, Inc. that provides for rent payments by the Company equal to $600 per desk per month and ends in June 2021. On June 18, 2020, the sublease (license) agreement was terminated. Our former Chief Executive Officer and current board member, Peter Bordes, is a stockholder of OneQube, Inc. He stepped down as Chief Executive Officer of OneQube, Inc. in June 2019 and continues to serve as Chairman of the Board of OneQube, Inc. During the year ended December 31, 2019, rent expense associated with the OneQube sublease was $91,169.
On June 18, 2020, the Company’s sublease agreement with OneQube, Inc. was terminated effective March 31, 2020. Pursuant to the termination agreement, the parties agreed that the Company shall have no obligation to pay OneQube any amount arising from its obligations under the sublease for rent during the period from January 1 to March 31, 2020. As a result of the termination and release, during the year ended December 31, 2020, the Company recognized the remaining liability and recorded a contribution of capital of $33,738.
During the year ended December 31, 2019, the Company advanced an aggregate of $75,000 to OneQube, Inc. in connection with a non-binding letter of intent between the parties that was eventually mutually terminated by the parties. $75,000 was repaid by OneQube, Inc. during the year ended December 31, 2019.
During the year ended December 31, 2019, Mr. Bordes purchased a Senior Note in the amount of $165,000 for gross proceeds of $150,000. During the year ended December 31, 2019, Mr. Bordes, the Company’s Chief Digital Officer and a board member each purchased Junior Notes in the amount of $308,000, $330,000 and $27,500, respectively, for aggregate gross proceeds of $605,000. Upon the closing of the IPO, such Senior Note and Junior Notes automatically converted into common stock and warrants at a conversion price of $3.50.
During the year ended December 31, 2020, the Company received aggregate proceeds of $685,000 in connection with three-year notes payable issued to three of its executive officers. The notes bear interest ranging from 0.91% and 1.60% per annum, payable annually. The outstanding principal and accrued and unpaid interest became immediately due and payable upon the Company’s initial public offering. Effective July 13, 2020, the holders agreed to amend the terms of the notes to provide for automatic conversion of principal and interest thereunder into shares of common stock and warrants to purchase shares of common stock at the public offering price per unit. The Company determined that the amended terms were debt modifications. Upon closing of the IPO on August 14, 2020, such notes payable, along with accrued interest of $6,048, automatically converted into an aggregate of 138,209 shares of common stock and five-year warrants to purchase 138,209 shares of common stock at an exercise price of $5.50 per share.
On July 28, 2020, the Company received proceeds of $150,000 in connection with a note payable that was issued to an entity controlled by our Chief Executive Officer. The Company repaid such note in full on September 24, 2020.
During the year ended December 31, 2019, the Company received non-interest-bearing advances in the aggregate amount of $29,905 from a company controlled by an executive officer. The Company repaid $29,000 and $905 during the years ended December 31, 2020 and 2019, respectively.
STOCKHOLDER PROPOSALS
Our annual meeting of stockholders is generally held in June of each year. If you wish to submit a proposal to be included in our Proxy Statement for our 2022 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be delivered to our principal executive office, using the address set forth below. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2022 Annual Meeting. Pursuant to our bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof. To be timely, a stockholder wishing to nominate a candidate for election to the board of directors, or make a proposal at the 2022 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before June 30, 2022, the first anniversary of the 2021 Annual Meeting. If the meeting date for the 2022 Annual Meeting is later scheduled to be on a day more than 30 days prior to or 30 days later than June 30, 2022, stockholders are allowed to submit a notice of nomination or proposal any time before the later of (1) 90 days before the meeting, or (2) the tenth day following notice of the annual meeting.
A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Kubient, Inc., c/o Joshua Weiss, Chief Financial Officer, 228 Park Avenue South, Suite 72602, New York, New York 10003-1502.
EXPENSES OF SOLICITATION
All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.
ADDITIONAL INFORMATION AVAILABLE
Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2020 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The request should be directed to the Secretary at the Company’s offices indicated above.
The Company’s 2020 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.
OTHER BUSINESS
As of the date of this Proxy Statement, the board of directors and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.
Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,

/s/ Paul Roberts

Paul Roberts Interim Chief Executive Officer, Chief Strategy Officer, President and Chairman
New York, New York
May 21, 2021

Appendix A
KUBIENT, INC.
2021 EQUITY INCENTIVE PLAN
1. Purpose; Eligibility.
1.1 General Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of Stockholder value by (a) encouraging Participants to focus on the Company’s performance, (b) encouraging the attraction and retention of Participants with exception qualifications, and (c) linking Participants directly to Stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (including Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Other Equity-Based Awards, or other Cash Awards.
1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants, and Directors after the receipt of Awards (“Eligible Award Recipients”).
1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Awards; (e) Performance Share Awards; (f) Other Equity-Based Awards; and (g) other Cash Awards.
2. Definitions.
2.1 “Affiliate” means a corporation or other entity that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, the Company.
2.2 “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, The Nasdaq Stock Market on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
2.3 “Award” means any award granted under the Plan, including an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Award, Other Equity-Based Award or Cash Award. All Awards will be granted by, confirmed by, and subject to the terms and conditions of an Award Agreement executed by the Company and the Participant.
2.4 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan, which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
2.5 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
2.6 “Board” means the board of directors of the Company, as constituted at any time.
2.7 “Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.
2.8 “Cause” means:
(a) with respect to any Employee or Consultant:
(i) if the Employee or Consultant is a party to an employment or service agreement with Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein;
(ii) if no such agreement exists or if such agreement does not define Cause, the definition contained in the applicable Award Agreement; or

(iii) if such Award Agreement does not define Cause, then Cause shall mean (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (B) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (C) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (D) gross negligence or willful misconduct with respect to the Company or an Affiliate; (E) material violation of state or federal securities laws; or (F) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, insider trading and other ethical misconduct; or
(b) with respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Committee members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
2.9 “Change in Control” means:
(a) with respect to an Award that is not governed by Section 409A of the Code, the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (i) more than fifty percent (50%) of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”) is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; and
(b) with respect to an Award that is governed by Section 409A of the Code:
(i) any Person (or more than one (1) Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one (1) Person acting as a group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock and acquires additional stock;
(ii) A majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

(iii) Any person (or more than one (1) person acting as a group), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than eighty percent (80%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).
2.10 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
2.11 “Committee” means a committee of two (2) or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4. The term “Committee” shall apply to any person or persons to whom such authority has been delegated.
2.12 “Common Stock” means the common stock, $0.00001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
2.13 “Company” means Kubient, Inc., a Delaware corporation, and any successor thereto.
2.14 “Compensation Committee” means the compensation committee of the Board.
2.15 “Consultant” means any individual or entity that performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
2.16 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant’s Continuous Service; provided further that, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive, and binding.
2.17 “Deferred Stock Units” or “DSUs” has the meaning set forth in Section 8.1(b) hereof.
2.18 “Director” means a member of the Board.
2.19 “Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
2.20 “Disqualifying Disposition” has the meaning set forth in Section 17.12.
2.21 “Effective Date” shall mean the date that the Company’s stockholders approve this Plan if such stockholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.
2.22 “Eligible Award Recipients” shall have the meaning ascribed thereto in Section 2.1.

2.23 “Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
2.24 “Employee Director” means a Director who is an employee.
2.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.26 “Fair Market Value” means, as of any determination date, the closing price of a share of Common Stock on the date immediately preceding such date (or, if no sales were reported, the closing price on the date immediately preceding such date) as quoted on The Nasdaq Stock Market on the day of determination, as reported in the Wall Street Journal.
2.27 “Fiscal Year” means the Company’s fiscal year.
2.28 “Free Standing Rights” has the meaning set forth in Section 7.
2.29 “Good Reason” means (a) if an Employee is a party to an employment with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; (b) if no such employment agreement exists or if such agreement does not define Good Reason, the definition provided in the Award Agreement; and (c) if such agreement does not define Good Reason, then such term shall mean the occurrence of one (1) or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) a material reduction in the Participant’s base salary; or (ii) any material, adverse change in the Participant’s duties, responsibilities, authority or reporting structure.
2.30 “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.31 “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
2.32 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
2.33 “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.34 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.35 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.
2.36 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
2.37 “Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
2.38 “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.
2.39 “Participant” means an Eligible Award Recipient to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
2.40 “Performance Goals” means, for a Performance Period, the one (1) or more goals established by the Committee for the Performance Period based upon specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or settlement of an Award. Performance Goals may include, but are not limited to, measures of performance that relate to any (or any combination) of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (a) sales; (b) revenues; (c) assets; (d) expenses; (e) operating income; (f) earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; (g) earnings or earnings per share; (h) return on equity, investment, capital or assets; (i) one (1) or more operating ratios; (j) borrowing levels, leverage ratios, or credit rating; (k) market share; (l) capital expenditures; (m) working capital; (n) cash; (o) cash flow; (p) accounts receivable; (q) write-offs; (r) intellectual property (e.g., patents); (s) manufacturing, production, and inventory; (t) stock price; (u) stockholder return; (v) sales of particular products or services; (w) customer acquisition or retention; (x) operations; (y) product development or product launches; (z) acquisitions and divestitures (in whole or in part); (aa) joint ventures and strategic alliances; (bb) spin-offs, split-ups and the like; (cc) reorganizations; or (dd) recapitalizations, restructurings, financings (issuance of debt or equity) or re-financings. A Performance Goal and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive, or improved result or avoidance of loss. The Committee may provide that one (1) or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, or dispositions) occurring during the performance period that affect the applicable Performance Goal or Goals. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (v) on a pre-tax or after tax basis. Awards may take into account any other factors deemed appropriate by the Committee.
2.41 “Performance Period” means the one (1) or more periods of time, as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Share Award or a Cash Award.
2.42 “Performance Share Award” means any Award granted pursuant to Section 9 hereof.
2.43 “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.
2.44 “Permitted Transferee” means: any of the following persons, trusts, foundations or entities: (i) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); (ii) any person sharing the Optionholder’s household (other than a tenant or employee); (iii) a trust in which these persons have more than fifty percent (50%) of the beneficial interest; (iv) a foundation in which these persons (or the Optionholder) control the management of assets; and (v) any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests.
2.45 “Person” means a person as defined in Section 13(d)(3) of the Exchange Act.
2.46 “Plan” means this Kubient, Inc. 2021 Equity Incentive Plan, as amended and/or amended and restated from time to time.
2.47 “Related Rights” has the meaning set forth in Section 7.
2.48 “Restricted Award” means any Award granted pursuant to Section 8.
2.49 “Restricted Period” has the meaning set forth in Section 8.
2.50 “Restricted Stock” has the meaning set forth in Section 8.
2.51 “Restricted Stock Unit” has the meaning set forth in Section 8.
2.52 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.53 “Securities Act” means the Securities Act of 1933, as amended.
2.54 “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.
2.55 “Stock for Stock Exchange” has the meaning set forth in Section 6.4.
2.56 “Substitute Award” has the meaning set forth in Section 4.6.
2.57 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
2.58 “Total Share Reserve” has the meaning set forth in Section 4.1.
3. Administration.
3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. As of the Effective Date, the Board has designated the Compensation Committee as the Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(a) to construe and interpret the Plan and apply its provisions;
(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d) as described in Section 3.4, to delegate its authority to one (1) or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;
(g) to determine the number of shares of Common Stock to be made subject to each Award;
(h) to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;
(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price, medium of payment, vesting provisions and to specify the provisions of the Award Agreement relating to such grant;
(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;
(k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; and
(p) Unless such action is approved by the Company’s stockholders, the Committee may not (except as provided for under Section 14): (i) amend any outstanding Option or Stock Appreciation Right granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option or Stock Appreciation Right; (ii) cancel any outstanding Option or Stock Appreciation Right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.6) covering the same or a different number of shares of Common Stock and having an exercise price or strike price per share lower than the then-current exercise price per share of the cancelled Option or Stock Appreciation Right; (iii) cancel in exchange for a cash payment any outstanding Option or Stock Appreciation Right with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by or in the manner approved by the Board); or (iv) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of The Nasdaq Stock Market.
3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.3 Delegation. The Committee shall have the power to delegate to a subcommittee any of the administrative powers that the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee); subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee, at any time, and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two (2) members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
3.4 Committee Composition. The Committee shall consist solely of two (2) or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one (1) or more members of the Board who are Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Further, within the scope of such authority, the Board or the Committee may delegate to a committee of one (1) or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two (2) or more Non-Employee Directors.
3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees and costs, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee did not act, in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit, or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit, or proceeding.
4. Shares Subject to the Plan.
4.1 Subject to adjustment in accordance with Section 14, no more than One Million Five Hundred Thousand (1,500,000) shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.
4.3 Subject to adjustment in accordance with Section 14, no more than One Million Five Hundred Thousand (1,500,000) shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).
4.4 The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to such Director during the Fiscal Year shall not exceed a total value of $500,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
4.5 Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.
4.6 Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.
5. Eligibility.
5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants, and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants, and Directors following the Grant Date.
5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.
6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-Qualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.
6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
6.3 Exercise Price of a Non-Qualified Stock Option. The Option Exercise Price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, including: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.6 Transferability of a Non-Qualified Stock Option. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date which is ninety (90) days following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1. or (b) the expiration of a period after termination of the Participant’s Continuous Service that is ninety (90) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.
6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.
6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

7. Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).
7.1 Grant Requirements for Related Rights. Any Related Right that relates to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
7.2 Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
7.3 Vesting. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.
7.4 Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.
7.5 Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.
7.6 Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
8. Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged, or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1 Restricted Stock and Restricted Stock Units.
(a) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(b) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one (1) share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
8.2 Restrictions.
(a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (ii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iii) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(b) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.
(c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units, and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock, Restricted Stock Units, or Deferred Stock Units are granted, such action is appropriate.

8.3 Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
8.4 Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.
8.5 Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
9. Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the Performance Goals that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions, and restrictions of the Award.
9.1 Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.
10. Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.
11. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the

Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
12. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.
13. Miscellaneous.
13.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
13.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.
13.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the bylaws of the Company, and any applicable provisions of Delaware corporate law.
13.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) the transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one (1) Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.
13.5 Withholding Obligations. The Committee, in its sole and absolute discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy tax withholding obligations, in whole or in part, by such methods as the Committee shall determine, including, without limitation (a) paying cash, (b) electing to have the Company withhold otherwise deliverable shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine, in each case, provided the delivery of such shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, (iv) selling a sufficient number of shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Committee may determine to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion. The Fair Market Value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 (i.e., the Total Share Reserve and ISO Limit) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
15. Effect of Change in Control.
15.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:
(a) In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the twelve (12) month period following a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.
(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.
15.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event over the aggregate exercise price or strike price thereof. In the case of any Option or Stock Appreciation Right with an exercise price or strike price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.
15.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Amendment of the Plan and Awards.
16.1 Amendment of Plan. The Board at any time, and from time to time, may amend, in whole or in part, any or all provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Section 422 or Section 409A of the Code), or suspend or terminate it entirely; provided, however, that (except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3) without the approval of the Company’s stockholders entitled to vote in accordance with Applicable Laws, no amendment may be made that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (b) change the classification of individuals eligible to receive Awards under the Plan, (c) decrease the minimum Option price of any Option or Stock Appreciation Right, (d) extend the maximum Option exercise period, (e) alter the Performance Goals for Restricted Stock, Performance Share Awards, or Other Stock-Based Awards, (f) award any Option or Stock Appreciation Right in replacement of a canceled Option or Stock Appreciation Right with a higher exercise price than the replacement award, or (g) in no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (“FINRA”) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
16.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
16.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
16.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
16.5 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing; provided, further, however, that the Committee may not affect any amendment which would otherwise constitute a repricing without stockholder approval.
17. General Provisions.
17.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
17.2 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time or Applicable Laws (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an

Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
17.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
17.4 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
17.5 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
17.6 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
17.7 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.
17.8 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.
17.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
17.10 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.
17.11 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
17.13 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
17.14 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
17.15 Expenses. The costs of administering the Plan shall be paid by the Company.
17.16 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
17.17 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
17.18 Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
18. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
19. Termination or Suspension of the Plan. The Plan shall terminate automatically on the Tenth (10th) Anniversary of Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
20. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of law rules. Any action or proceeding by Company or a Participant concerning the construction, validity, and interpretation of this Plan, or to enforce either parties rights under this Plan shall be brought only in a state or federal court located in New York City, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
21. WAIVER OF JURY TRIAL. COMPANY AND EACH PARTICIPANT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COMPANY ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS PLAN.

22. Attorneys’ Costs and Fees. The prevailing party in any legal proceeding arising out of or resulting from this Plan shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.
As adopted by the Board of Directors of Kubient, Inc. on May 21, 2021.
As approved by the stockholders of Kubient, Inc. on June   , 2021.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on June 29, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KBNT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on June 29, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D54916-P58696 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KUBIENT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Paul Roberts	☐	☐	☐
1b. Jonathan Bond	☐	☐	☐
1c. Peter Anthony Bordes, Jr.	☐	☐	☐
1d. Grainne Coen	☐	☐	☐
1e. Elisabeth H. DeMarse	☐	☐	☐
1f. Lawrence Harris	☐	☐	☐
1g. Jeannie Mun	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve the Kubient, Inc. 2021 Equity Incentive Plan, as described in the accompanying proxy statement and set forth in Appendix A thereto;	☐	☐	☐
3. To ratify the appointment of Marcum, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D54917-P58696

KUBIENT, INC.
Annual Meeting of Shareholders
June 30, 2021 2:00 PM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Paul Roberts and Joshua Weiss, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KUBIENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 2:00 PM, EDT on June 30, 2021, at the www.virtualshareholdermeeting.com/KBNT2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side